UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2011

SENETEK PLC
(Exact name of registrant as specified in its charter)

Commission File Number 0-14691

England (State or other jurisdiction of incorporation or organization)	77-0039728 (IRS Employer Identification Number)

51 New Orleans Court, Suite 1A Hilton Head, SC (Address of principal executive offices)	29928 (Zip code)

(404) 418-6203
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

The Annual General Meeting of Shareholders (the “Annual Meeting”) of Senetek PLC (the “Company”) was held on November 8, 2011. The Company is registered in England and therefore subject to the Companies Act 2006 and other English law, which (amongst other things) governs the processes for voting at the Annual Meeting. There are a number of differences between English and U.S. law in this regard. Each registered holder of ordinary shares of the Company present in person or by proxy at the Annual Meeting is entitled to one vote on a show of hands on each resolution tabled at the Annual Meeting and on any other proposals properly brought before the Annual Meeting. An ordinary resolution subject to a show of hands vote will be passed on a simple majority of the votes cast (save that, where a holder of ordinary shares of the Company has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote). A special resolution subject to a show of hands vote will be passed if 75% or more of the votes cast are in favor (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote). Each registered holder of ordinary shares of the Company present in person or by proxy at the Annual Meeting shall, upon a poll, have one vote for each ordinary share of the Company held by such holder. An ordinary resolution subject to a poll vote will be passed on a simple majority of the votes cast. A special resolution subject to a poll vote will be passed if 75% or more of the votes cast are in favor. Under the Companies Act, a proxy holder generally has one vote on a show of hands, no matter how many shareholders appointed that person as proxy. However, if the proxy was appointed by multiple shareholders and is instructed to vote both “for” and “against” the same proposal by different shareholders, then such proxy holder may vote once in favor and once against in the show of hands. A poll may be demanded by a shareholder present in person or (if the proxy is not prohibited from so doing by the holder of ordinary shares of the Company by which he or she is appointed) by proxy, or by the Chairman of the Annual Meeting, acting in his discretion and with regards to the sense of the meeting before him including the votes set out on any proxy cards with which he has been furnished. The Chairman of the Annual Meeting is entitled to call for a poll but is not obligated to do so. At the Annual Meeting, a poll was not called by a shareholder of the Company or the Chairman of the Annual Meeting.  As a result, the matters which were submitted to the Company’s shareholders were subject to a show of hands vote.

 The matters which were submitted to the Company’s shareholders for approval at the Annual Meeting and the tabulation of the final votes (by show of hands) with respect to each such matter were as follows:

Proposal 1 - To receive and adopt the Company’s annual accounts for the fiscal year ended December 31, 2010 together with the last director report and auditors’ report on those accounts.

Ordinary Business

For	Against	Abstain	Broker Non-Votes
2	0	0	0

Proposals 2 through 4 - Re-Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Kerry Dukes	2	0	0	0
Bobby Cooper	2	0	0	0
John May	2	0	0	0

Proposal 5 - To reappoint DeCoria Maichel & Teague P.S. as the Company’s registered public accounting firm in the United States for the fiscal year ending December 31, 2011 at a remuneration to be determined by the Audit Committee of the board of directors of the Company (the “Board”).

For	Against	Abstain	Broker Non-Votes
2	0	0	0

Proposal 6 - To reappoint BDO LLP as the Company’s statutory auditors for United Kingdom accounting purposes for the fiscal year ending December 31, 2011 at a remuneration to be determined by the Audit Committee of the Board.

For	Against	Abstain	Broker Non-Votes
2	0	0	0

Special Business

Proposal 7 - To change the name of the Company to Independence Resources Plc.

For	Against	Abstain	Broker Non-Votes
2	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENETEK PLC.

Date: November 10, 2011	By: /s/ John P. Ryan John P. Ryan Chief Executive Officer